REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Shareholders and Board of
Trustees of the SSgA Funds
In planning and performing our audits of
the financial statements of SSgA
Dynamic Small Cap Fund, SSgA Clarion
Real Estate Fund formerly known as
SSgA Tuckerman Active REIT Fund,
SSgA IAM SHARES Fund, SSgA
Enhanced Small Cap Fund, SSgA
Emerging Markets Fund, SSgA
International Stock Selection Fund, SSgA
High Yield Fund, SSgA Money Market
Fund, SSgA U.S. Government Money
Market Fund, SSgA U.S. Treasury
Money Market Fund, SSgA Prime Money
Market Fund, and the SSgA S&P 500
Index Fund the Funds as of and for the
period ended August 31, 2013, in
accordance with the standards of the
Public Company Accounting Oversight
Board United States, we considered the
Funds internal control over financial
reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for the
purpose of expressing our opinion on the
financial statements and to comply with
the requirements of Form NSAR, but not
for the purpose of expressing an opinion
on the effectiveness of the Funds internal
control over financial reporting.
Accordingly, we express no such opinion.
The management of the Funds is
responsible for establishing and
maintaining effective internal control
over financial reporting.  In fulfilling this
responsibility, estimates and judgments
by management are required to assess the
expected benefits and related costs of
controls.  A funds internal control over
financial reporting is a process designed
to provide reasonable assurance regarding
the reliability of financial reporting and
the preparation of financial statements for
external purposes in accordance with
generally accepted accounting principles.
A funds internal control over financial
reporting includes those policies and
procedures that 1 pertain to the
maintenance of records that, in
reasonable detail, accurately and fairly
reflect the transactions and dispositions of
the assets of the fund 2 provide
reasonable assurance that transactions are
recorded as necessary to permit
preparation of financial statements in
accordance with generally accepted
accounting principles, and that receipts
and expenditures of the fund are being
made only in accordance with
authorizations of management of the fund
and trustees of the fund and 3 provide
reasonable assurance regarding
prevention or timely detection of
unauthorized acquisition, use, or
disposition of a funds assets that could
have a material effect on the financial
statements.
Because of its inherent limitations,
internal control over financial reporting
may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are subject
to the risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design
or operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect
misstatements on a timely basis.  A
material weakness is a deficiency, or a
combination of deficiencies, in internal
control over financial reporting, such that
there is a reasonable possibility that a
material misstatement of a funds annual
or interim financial statements will not be
prevented or detected on a timely basis.
Our consideration of the Funds internal
control over financial reporting was for
the limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal
control that might be material weaknesses
under standards established by the Public
Company Accounting Oversight Board
United States.  However, we noted no
deficiencies in the Funds internal control
over financial reporting and its operation,
including controls for safeguarding
securities that we consider to be a
material weakness, as defined above, as
of August 31, 2013.
This report is intended solely for the
information and use of management and
the Trustees of the SSgA Funds and the
Securities and Exchange Commission and
is not intended to be and should not be
used by anyone other than these specified
parties.
/s/


Deloitte & Touche LLP

Boston, Massachusetts
October 30, 2013